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GIBSON, DUNN & CRUTCHER LLP
DANIEL S. FLOYD, SBN 123819
KEVIN S. ROSEN, SBN 133304
DANIEL N. SHALLMAN, SBN 180782
333 South Grand Avenue
Los Angeles, California  90071-3197

(213) 229-7000

Attorneys for Petitioners FARMERS RICE
MILLING COMPANY, INC., a Louisiana
Corporation, and NANETTE N. KELLEY

                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                             COUNTY OF LOS ANGELES

FARMERS RICE MILLING            CASE NO.
COMPANY, INC., a Louisiana      VERIFIED PETITION FOR WRIT OF MANDATE TO COMPEL
Corporation, and NANETTE N.     INSPECTION AND COPYING OF SHAREHOLDER LIST AND
KELLEY                          TO POSTPONE SHAREHOLDER MEETING

                 Petitioners,
v.                               [CODE OF CIVIL PROCEDURE (S)(S) 1085, 1086;
                                 CORPORATIONS CODE (S)(S) 1600, 1603]
ERLY INDUSTRIES INC., a
California Corporation, and
DOES 1 through 100,
inclusive,

                 Respondents.
-----------------------------

     Petitioners allege as follows:

                             PRELIMINARY STATEMENT
                             ---------------------

     1. This action is brought by Petitioners Farmers Rice Milling Company, Inc. and Nanette N. Kelley ("Petitioners"), substantial shareholders of Respondent ERLY Industries, Inc. ("ERLY" or "the Company"), to enforce Petitioners' absolute rights, as shareholders of the Company, to inspect and copy a list of the voting shareholders of the Company.
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                             FIRST CAUSE OF ACTION
                             ---------------------

       For Issuance Of Writ Of Mandate To Allow Access To Shareholder List For
       -----------------------------------------------------------------------
                             Inspection And Copying
                             ----------------------

     2. ERLY is a corporation duly organized and existing under the laws of the State of California, having its principal executive offices and keeping its books and records in the City and County of Los Angeles, State of California.

     3. Gerald D. Murphy is, and at all times herein mentioned was, Chairman of ERLY.

     4. The true names and capacities, whether individual, corporate, associate or otherwise of the Respondents named herein as Does 1 through 100, inclusive, are unknown to Petitioners, which therefore sues such Respondents by their fictitious names. Petitioners will amend this Petition to insert the true names and capacities of such Respondents, when such names and capacities become known to them. Petitioners are informed and believe and based thereon allege that each such fictitiously named Respondent is responsible on some manner, for the acts and omissions hereinafter alleged.

     5. At all times herein mentioned, Petitioners are informed and believe that each of the respondents was the agent and employee of each of the remaining respondents, and, in doing the things hereinafter alleged, was acting within the course and scope of such agency.

     6. Petitioner Farmers Rice Milling Company, Inc. is the owner of record of 171,933 shares of common stock of ERLY. Petitioner Nanette N. Kelley is the owner of record of 16,400 shares of common stock of the Company. Petitioners in the aggregate own over one percent (1%) of the outstanding voting shares of the Company and have filed, on July 25, 1997 a Schedule 14A with the Securities and Exchange Commission (as amended on August 14, 1997).

     7. On August 15, 1997, pursuant to their absolute rights under Section 1600 of the California Corporations Code, Petitioners made a written demand on
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the Company to make available to Petitioners for inspection and the making of copies (1) "a list of Non-Objecting Beneficial Owners of shares of Common Stock of the Company," and (2) "a copy of a Cede list, any listing from The Depository Trust Company or any similar depository listing showing the identities of holders of Common Stock of the Company, whether presently in the possession of the

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Company or which comes into possession of the Company in connection with the forthcoming Annual Meeting of Shareholders, scheduled to be held on September
26. 1997." (Collectively, "Shareholder Lists") A true and correct copy of Petitioners' demand letter is attached hereto as Exhibit A and made a part hereof. The Company has failed and refused and continues to fail and refuse to provide Petitioners with access to the Shareholder Lists for inspection and copying. A true and correct copy of The Company's response is attached hereto as Exhibit B.

     8. Petitioners have no plain, speedy, and adequate remedy in the ordinary course of law, other than the relief sought in this Petition, in that Petitioners have no means by which to otherwise obtain the Shareholder Lists.

     9.  Pursuant to California Corporations Code Section 1600(a), "[a]
                     ---------- ------------ ----
shareholder or shareholders . . . who hold at least 1 percent of those voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission . . . shall have an absolute right to do either or both of the following: (1) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation, or (2) obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled." (Emphasis added)

     10. Petitioners are entitled to the absolute inspection rights afforded them under Corporations Code Section 1600 but have been denied them by Respondents.
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                             SECOND CAUSE OF ACTION
                             ----------------------

  For Issuance Of A Writ Of Mandate Postponing Shareholder Meeting Because Of
  ---------------------------------------------------------------------------
  Respondents' Delay In Permitting Inspection And Copying Of Shareholder Lists
  ----------------------------------------------------------------------------

     11.  California Corporations Code Section 1600(b) also provides that "[a]ny
          ---------- ------------ ----
delay by the corporation or the transfer agent in complying with a demand under subdivision (a) beyond the time limits specified therein shall give the shareholder or shareholders properly making the demand a right to obtain from the superior court, upon the filing of a verified complaint in the proper county and after a hearing, notice of which shall be given to such persons and in such manner as the court may direct, an order postponing any shareholders' meeting previously noticed for a period equal to the period of such delay. Such right shall be in addition to any other legal or equitable remedies to which the shareholder may be entitled."

     12. A shareholder meeting of ERLY is scheduled to take place on September 26, 1997 in Los Angeles, California.

     13. The Company has indicated that it will not produce the Shareholder Lists within five business days of the date of Petitioners demand letter. Therefore, Petitioners are entitled to an order postponing the September 26, 1997 shareholder meeting for a period equal to the period of the Company's delay in permitting Petitioners to inspect and copy the shareholder lists.

     WHEREFORE, Petitioners pray for judgment as follows:

     1. That the Court issue an alternative writ of mandate commanding Respondents and each of them to make available to Petitioners and/or their agents and attorneys, for inspection and copying the Shareholder Lists, or to show cause before this Court, at a time specified by the Court, why they have not done so, and why a peremptory writ should not issue.

     2. That on the return of the alternative writ and the hearing of this Petition, the Court issue a peremptory writ of mandate commanding Respondents and each of them to make available to Petitioners and/or their agents and attorneys, for inspection and copying the Shareholder Lists currently in their possession and any which may come into their possession before the forthcoming Annual Meeting of Shareholders, scheduled to be held on September 26, 1997;

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     3.  For an order postponing the shareholders' meeting of ERLY Industries previously noticed for September 26, 1997 for a period equal to the period of Respondents' delay in allowing Petitioners to Copy and Inspect the Shareholder Lists.

     4. For an order prohibiting any officers, directors or agents of Respondent Corporation from soliciting proxies until such time as the Shareholder Lists are provided to Petitioners;

     5.  For an award of costs herein incurred;

     6. For an award to Petitioners of reasonable accountant, expert and attorney's fees incurred in this action;

     7. For such further and other relief as this Court shall deem just and proper.


DATED:  August 20, 1997

                              GIBSON, DUNN & CRUTCHER LLP
                              DANIEL S. FLOYD
                              KEVIN S. ROSEN
                              DANIEL N. SHALLMAN


                              By:         /s/ DANIEL S. FLOYD
                                 -----------------------------------------------
                                              DANIEL S. FLOYD

                              Attorneys for Petitioner FARMERS RICE MILLING COMPANY, INC., a Louisiana Corporation, and NANETTE N. KELLEY

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